Exhibit 99.1

April 28, 2026

Flutter Entertainment plc (“Flutter” the “Company”)

Changes to the Flutter Board Committee Memberships

Flutter hereby announces that with effect from the conclusion of the Annual General Meeting to be held on May 29, 2026, the following updates to the Board Committee Memberships

•	Sally Susman to be appointed as a member of the Risk and Sustainability Committee

•	David Kenny to be appointed as a member of the Compensation and Human Resources Committee

Enquiries:

Edward Traynor

Company Secretary

+353872232455